Bateman & Co., Inc., P.C.
Certified Public Accountants

5 Briardale Court
Houston, Texas 77027-2904
(713) 552-9800
FAX (713) 552-9700
www.batemanhouston.com

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion in this Form SB-2/A of LogSearch, Inc. of our report dated January 13, 2006, on our audit of the financial statements of LogSearch, Inc., as of October 31, 2005, and for the periods ended October 31, 2005 and 2004.

BATEMAN & CO., INC., P.C.

Houston, Texas

January 20, 2006

Member

INTERNATIONAL ASSOCIATION OF PRACTISING ACCOUNTANTS

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